1 Non-GAAP measure. See "Non-GAAP Financial Information" and the reconciliations and definitions in
Exhibit 5.

5860 Trinity Parkway Centreville, VA 21020 www.mobilityglobal.c
MOBILITY GLOBAL REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS
CENTREVILLE, Va., November 12, 2026 - Mobility Global Inc. (NYSE: MBGL) (“Mobility Global” or the
“Company”) today announced financial results for the third quarter ended September 30, 2026.
•Grew revenue 7.4% year-over-year, or 7.6% on an organic constant currency1 basis, a sequential step-
up from the first half
•Grew both segments with CARFAX revenue up 8% to $313 million and B2B revenue up 6% to $164 million
•Reported net income of $42 million and adjusted EBITDA¹ of $195 million, inclusive of standalone public company costs for the first time
•Authorized an $800 million share repurchase program, with buybacks expected to begin before year end and $350-$450 million of repurchases targeted through year-end 2027
•Raised full-year 2026 adjusted EBITDA guidance midpoint while maintaining full-year revenue guidance
“Our first full quarter as a standalone public company was a solid one, with growth stepping up from the first half across both segments," said Bill Eager, Chief Executive Officer of Mobility Global. “We are bringing our
CARFAX and B2B businesses together as One Mobility Global and applying AI to our proprietary data, trusted brands and deeply embedded customer relationships to deliver more value to our customers and drive growth.
We believe our strong cash generation enables us to invest in these priorities while returning capital to shareholders through our dividend and share repurchase program. We remain focused on disciplined execution, finishing the year strong and building momentum into 2027.”
Third Quarter Financial Highlights
(All comparisons are to the third quarter of 2025)
•Total revenue of $478 million, increased by 7.4%
•Subscription revenue increased by 7% and non-subscription revenue also increased by 7%
•CARFAX segment revenue of $313 million, increased by 8%
•B2B segment revenue of $164 million, increased by 6%
•Net income of $42 million, decreased by 41% and represented a 9% margin
•Adjusted EBITDA¹ of $195 million, increased by 2% and represented a 41% margin

Third Quarter 2026 and Recent Business Highlights
•Added a large global OEM to B2B Sales Solutions, a win made possible by operating as One Mobility
Global.
•Expanded CARFAX’s data estate and consumer reach since year-end 2025, reaching milestones of more than 100,000 service shops (up approximately 8,000), 60 million Car Care consumers (up approximately 7 million), and more than 40 billion vehicle history records (up approximately 2 billion).
•Expanded CARFAX Homegrown across all CARFAX dealer and consumer assets, including CARFAX
Listings, Car Care and dealer tools. CARFAX Homegrown gives consumers more ways to find vehicles sold and serviced by the same dealership, and dealers more ways to acquire and sell that inventory.
•Paid first quarterly cash dividend of $0.06 per share, and in October the Board declared the next quarterly dividend of $0.06 per share.
•In October, the Board authorized an $800 million share repurchase program, with buybacks expected to begin before year end and $350-$450 million of repurchases targeted through year-end 2027.
Financial Summary
All periods prior to September 30, 2026 are presented on a carve-out basis. Beginning with the third quarter of
2026, Mobility Global's first full quarter as a standalone company, financial results are reported on a consolidated basis.

	Three Months Ended September 30,			Nine Months Ended September 30,
(dollars in millions except per share data)	2026	2025	% Chg	2026	2025	% Chg
	(unaudited)			(unaudited)
Revenue
CARFAX	$313	$291	8%	$923	$855	8%
B2B	164	154	6%	477	449	6%
Total revenue	478	445	7%	1,401	1,304	7%
Subscription revenue	389	362	7%	1,144	1,063	8%
Non-subscription revenue	89	83	7%	257	241	7%
Profitability (GAAP)		—
Operating profit	92	104	(12)%	255	284	(10)%
Net income	42	71	(41)%	150	194	(23)%
Net income margin	9%	16%	(44)%	11%	15%	(27)%
Diluted EPS	0.14	0.24	(42)%	0.51	0.66	(23)%
Non-GAAP measures
Adjusted EBITDA	195	191	2%	581	548	6%
Adjusted EBITDA margin	41%	43%	(5)%	41%	42%	(2)%
Adjusted Net income	119	131	(9)%	381	375	2%
Adjusted diluted EPS	0.40	0.44	(9)%	1.29	1.27	2%
Cash flow
Net cash provided by operating activities	205	144	42%	394	377	5%
Free cash flow	186	136	37%	363	361	1%

Beginning this quarter, the Company is also reporting organic constant currency revenue growth, which excludes the impact of foreign currency translation and of acquisitions and divestitures. Organic constant currency is a non-GAAP measure; see Exhibit 5 for the reconciliation. See below for organic constant currency growth versus the prior-year period by segment and total company.

	Three months Ended September 30, 2026			Nine months Ended September 30, 2026
	CARFAX	B2B	Total	CARFAX	B2B	Total
Organic constant currency revenue growth	7.9%	6.5%	7.6%	7.7%	5.8%	7.1%
Declaration of Quarterly Dividend
The Board of Directors has declared a quarterly common stock dividend of $0.06 per share. The dividend is payable on December 14, 2026, to shareholders of record at the close of business as of November 30, 2026. The annualized dividend rate is $0.24 per share.
Share Repurchase Program
In October 2026, the Board of Directors authorized a share repurchase program to repurchase up to $800 million in shares of the Company’s common stock, from time-to-time on the open market, in privately negotiated transactions, or otherwise, as determined by the Company’s management in its discretion. The
Company currently expects to begin repurchases before the end of 2026 and to repurchase $350 to $450 million of common stock by the end of 2027, subject to management's evaluation of market conditions, applicable legal requirements and other factors.
Outlook

Operating Performance	Updated Full-Year 2026 Guidance	Prior Full-Year 2026 Guidance
Revenue	$1,870 - $1,885 million	$1,870 - $1,885 million
Revenue growth (year over year)	6.9% - 7.7%	6.9% - 7.7%
Adjusted EBITDA	$750 - $760 million	$745 - $760 million
Adjusted EBITDA margin	~40%	~40%
Our full year 2026 guidance reflects our carve-out financial results for the first six months of the year and consolidated financial results for the second six months.
The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, as the Company is unable to estimate certain items that impact Net income, and other reconciling metrics are outside the
Company’s control and/or cannot be estimated without unreasonable effort. The amounts and timing of these items are uncertain and could be material to the Company’s results calculated in accordance with GAAP.
Earnings Webcast
Mobility Global will host a live conference call at 8:00 a.m. EST on Thursday, November 12, 2026 to discuss its third quarter 2026 financial results. The conference call will be webcast to the public via a link on the
Investor Relations website at https://ir.mobilityglobal.com.

Additional Information Regarding Non-GAAP Measures
It should be noted that Organic Constant Currency, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted
Net income, Adjusted Diluted earnings per share, and Free Cash Flow are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or
GAAP. These non-GAAP measures should not be considered as alternatives to Net income attributable to
Mobility Global or other comparable measures calculated and reported in accordance with GAAP. These measures are presented here to provide additional useful measurements to review the Company’s operations, provide transparency to investors and enable period-to-period comparability of financial performance. The
Company’s chief operating decision maker uses these measures to assess the ongoing performance of the
Company and its segments, as well as for business and enterprise planning purposes.
A description of other non-GAAP financial measures that Mobility Global uses to evaluate its operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in Exhibit 5 of this press release, which is also available on Mobility Global’s website at https://ir.mobilityglobal.com.
Forward-Looking Statements
This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform
Act of 1995. These statements, which express management’s current views concerning future events, trends, contingencies or results, are not guarantees of future performance.They include, among others, statements regarding our full-year 2026 guidance; our expectations regarding future financial and operating performance, revenue growth, margins, cash flows and liquidity; our business and growth strategies and initiatives; market and industry trends; the development and performance of our products and services; our expectations regarding the Company's share repurchase program, including the timing and amounts of any share repurchases thereunder; our dividend policy; separation-related activities and costs; effective tax rates; and other future events and circumstances. They appear at various places in this press release and may use words like
“anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,”
“potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like
“could,” “may,” “might,” “should,” “will” and “would.”
Forward-looking statements are subject to inherent risks and uncertainties. Several factors could cause actual results to differ materially from those expressed or implied in forward-looking statements. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the
Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-
looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company’s businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the
Company’s filings with the SEC, including the section titled “Risk Factors” of our Registration Statement on
Form 10 filed with the SEC on May 27, 2026, as amended.
About Mobility Global
Mobility Global is the world’s standard for automotive information, providing critical data and analytics across the full vehicle lifecycle. Its portfolio of trusted brands and products includes CARFAX,
automotiveMastermind, Polk Automotive Solutions, and Market Scan, supporting the world’s major automotive manufacturers, suppliers, dealer groups, media, financial institutions, and consumers with data, forecasts, insights, technology, and innovation. For more, visit mobilityglobal.com.
Contacts:
Investor Relations:
Tejal Engman
Managing Director, Investor Relations
tejal.engman@mobilityglobal.com
Media:
Kara Evanko
Global Head of Communications
kara.evanko@mobilityglobal.com
Exhibit 1
Mobility Global Inc.
Condensed Consolidated and Combined Statements of Operations
Three and nine months ended September 30, 2026 and 2025
(dollars in millions, except per share data)

(unaudited)	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2026	2025	$	%	2026	2025	$	%

Revenue	$478	$445	$33	7%	$1,401	$1,304	$97	7%
Expenses:
Operating-related expenses	105	129	(24)	(19)%	375	388	(13)	(3)%
Selling and general expenses	203	135	68	50%	538	400	138	35%
Depreciation	4	3	1	33%	11	10	1	10%
Amortization of intangibles	74	74	—	—%	222	222	—	—%
Total expenses	386	341	45	13%	1,146	1,020	126	12%
Operating profit	92	104	(12)	(12)%	255	284	(29)	(10)%
Interest expense and other, net	26	4	22	N/M	36	11	25	N/M
Income before provision for income taxes	66	100	(34)	(34)%	219	273	(54)	(20)%
Provision for income taxes	24	29	(5)	(17)%	69	79	(10)	(13)%
Net income	$42	$71	$(29)	(41)%	$150	$194	$(44)	(23)%

Net income per common share:
Basic	$0.14	$0.24	$(0.10)	(41)%	$0.51	$0.66	$(0.15)	(23)%
Diluted	$0.14	$0.24	$(0.10)	(41)%	$0.51	$0.66	$(0.15)	(23)%
N/M - Represents a change equal to or in excess of 100% or not meaningful
Exhibit 2
Mobility Global Inc.
Condensed Consolidated and Combined Balance Sheets
September 30, 2026 and December 31, 2025
(dollars in millions)

(unaudited)	September 30,	December 31,
	2026	2025
Assets:
Current assets:
Cash and cash equivalents	$351	$38
Accounts receivable, net of allowance for doubtful accounts	226	211
Prepaid and other current assets	44	32
Total current assets	621	281
Property and equipment, net of accumulated depreciation	25	19
Right of use assets	75	16
Goodwill	8,845	8,845
Other intangible assets, net	3,566	3,789
Other non-current assets	65	45
Total assets	$13,197	$12,995

Liabilities and Equity:
Accounts payable	$73	$56
Due to related parties – current	—	19
Accrued compensation	56	64
Unearned revenue	87	78
Other current liabilities	106	45
Total current liabilities	322	262
Long-term debt	1,981	—
Operating lease liabilities	73	11
Deferred tax liability, net	989	1,006
Due to related parties – non-current	—	230
Other non-current liabilities	5	1
Total liabilities	3,370	1,510
Equity:
Common stock - $0.01 par value - Authorized 1,000,000,000, 294,840,885 and no shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively.	3	—
Additional paid-in capital	9,777	—
Retained earnings	24	—
Former Parent investment	—	11,489
Accumulated other comprehensive income (loss)	23	(4)
Total equity	9,827	11,485
Total liabilities and equity	$13,197	$12,995
Exhibit 3
Mobility Global Inc.
Condensed Consolidated and Combined Statements of Cash Flows
Three and nine months ended September 30, 2026 and 2025
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2026	2025	2026	2025
Operating Activities:
Net income	42	$71	$150	$194
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	4	3	11	10
Amortization of intangibles	74	74	222	222
Deferred income taxes	(25)	(24)	(63)	(67)
Stock-based compensation	9	7	18	16
Other	3	2	4	4
Net changes in other operating assets and liabilities	98	11	52	(2)
Cash provided by operating activities	205	144	394	377

Investing Activities:
Capital expenditures	(19)	(8)	(31)	(16)
Purchases of equity investments	—	—	(3)	(3)
Cash used for investing activities	(19)	(8)	(34)	(19)

Financing Activities:
Proceeds from issuance of Senior Notes	—	—	1,986	—
Payment of deferred financing costs	(8)	—	(8)	—
Payment of dividends	(18)	—	(18)	—
Net transfers from (to) Former Parent	5	(138)	(2,006)	(328)
Payments related to loan from related parties	—	—	—	(18)
Contingent consideration payments	—	—	—	(2)
Cash used for financing activities	(21)	(138)	(46)	(348)
Effect of exchange rate changes on cash	—	1	(1)	2
Net change in cash and cash equivalents	165	(1)	313	12
Cash and cash equivalents at beginning of period	186	40	38	27
Cash and cash equivalents at end of period	$351	$39	$351	$39
Exhibit 4
Mobility Global Inc.
Operating Results by Segment (1)
Three and nine months ended September 30, 2026 and 2025
(dollars in millions)

(unaudited)	Three months ended September 30, 2026
	CARFAX	B2B	Corporate	Total
Revenue	$313	$164	$—	$478
Expenses:
Operating-related expenses	48	57	—	105
Selling and general expenses	115	65	23	203
Depreciation and amortization	49	29	—	78
Total expenses	212	151	23	386
Operating profit	101	13	(23)	92

Adjusted EBITDA	$153	$45	$(4)	$195

(unaudited)	Three months ended September 30, 2025
	CARFAX	B2B	Corporate	Total
Revenue	$291	$154	$—	$445
Expenses:
Operating-related expenses	65	64	—	129
Selling and general expenses	84	40	11	135
Depreciation and amortization	50	27	—	77
Total expenses	199	131	11	341
Operating profit	92	23	(11)	104

Adjusted EBITDA	$146	$52	$(7)	$191

(unaudited)	Nine months ended September 30, 2026
	CARFAX	B2B	Corporate	Total
Revenue	$923	$477	$—	$1,401
Expenses:
Operating-related expenses	184	191	—	375
Selling and general expenses	299	181	58	538
Depreciation and amortization	149	84	—	233
Total expenses	632	456	58	1,146
Operating profit	291	21	(58)	255

Adjusted EBITDA	$446	$147	$(13)	$581
Exhibit 4

(unaudited)	Nine months ended September 30, 2025
	CARFAX	B2B	Corporate	Total
Revenue	$855	$449	$—	$1,304
Expenses:
Operating-related expenses	195	193	—	388
Selling and general expenses	252	121	27	400
Depreciation and amortization	150	82	—	232
Total expenses	597	396	27	1,020
Operating profit	258	53	(27)	284

Adjusted EBITDA	$418	$145	$(15)	$548
(1) Numbers may not sum due to rounding.
Exhibit 5
Mobility Global Inc.
Non-GAAP Financial Information
(amounts in millions, except per share amounts)
Adjusted EBITDA (1)

(unaudited)	Three months ended September 30, 2026
	CARFAX	B2B	Corporate	Total
Net income (GAAP)				$42
Interest expense and other, net				26
Provision for income taxes				24
Operating profit (GAAP)	101	13	(23)	92
Adjusted to add:
Amortization of intangibles	47	27	—	74
Depreciation	2	2	—	4
Stock-based compensation	3	3	3	9
Transaction costs	—	—	16	16
Adjusted EBITDA	$153	$45	$(4)	$195
% Net income margin				9%
% Adjusted EBITDA margin	49%	27%	N/M	41%

(unaudited)	Three months ended September 30, 2025
	CARFAX	B2B	Corporate	Total
Net income (GAAP)				$71
Interest expense and other, net				4
Provision for income taxes				29
Operating profit (GAAP)	92	23	(11)	104
Adjusted to add:
Amortization of intangibles	48	26	—	74
Depreciation	2	1	—	3
Stock-based compensation	4	3	—	7
Transaction costs	—	—	3	3
Employee severance charges and other	—	(1)	1	—
Adjusted EBITDA	$146	$52	$(7)	$191
% Net income margin				16%
% Adjusted EBITDA margin	50%	34%	N/M	43%
Exhibit 5

(unaudited)	Nine months ended September 30, 2026
	CARFAX	B2B	Corporate	Total
Net income (GAAP)				$150
Interest expense and other, net				36
Provision for income taxes				69
Operating profit (GAAP)	291	21	(58)	255
Adjusted to add:
Amortization of intangibles	142	80	—	222
Depreciation	7	4	—	11
Stock-based compensation	6	9	3	18
Transaction costs	—	33	40	73
Employee severance charges and other	—	—	2	2
Adjusted EBITDA	$446	$147	$(13)	$581
% Net income margin				11%
% Adjusted EBITDA margin	48%	31%	N/M	41%

(unaudited)	Nine months ended September 30, 2025
	CARFAX	B2B	Corporate	Total
Net income (GAAP)				$194
Interest expense and other, net				11
Provision for income taxes				79
Operating profit (GAAP)	258	53	(27)	284
Adjusted to add:
Amortization of intangibles	143	79	—	222
Depreciation	7	3	—	10
Stock-based compensation	9	7	—	16
Transaction costs	—	—	5	5
Employee severance charges and other	1	3	7	11
Adjusted EBITDA	$418	$145	$(15)	$548
% Net income margin				15%
% Adjusted EBITDA margin	49%	32%	N/M	42%
(1) Numbers may not sum due to rounding.
Exhibit 5
Adjusted Net Income and Adjusted Diluted Earnings Per Share

(unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (GAAP)	$42	$71	$150	$194
Amortization of intangibles	74	74	222	222
Stock-based compensation	9	7	18	16
Transaction costs	16	3	73	5
Employee severance and other	—	—	2	11
Adjustments for tax effect (1)	(22)	(24)	(84)	(73)
Adjusted Net income (non-GAAP)	$119	$131	$381	$375

Weighted-average diluted shares outstanding	296	295	295	295

Diluted earnings per share (GAAP)	$0.14	$0.24	$0.51	$0.66
Amortization of intangibles	0.25	0.25	0.75	0.75
Stock-based compensation	0.03	0.02	0.06	0.05
Transaction costs	0.05	0.01	0.25	0.02
Employee severance and other	—	—	0.01	0.04
Adjustments for tax effect (1)	(0.07)	(0.08)	(0.28)	(0.25)
Adjusted diluted earnings per share (non-GAAP)	$0.40	$0.44	$1.29	$1.27
(1) Reflects the aggregate tax effect of adjustments of the line items above at an assumed effective tax rate which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized.
Exhibit 5
Organic Constant Currency (1)

(unaudited)	CARFAX		B2B		Total
	$	Change %	$	Change %	$	Change %
Revenue for the Three Months Ended September 30, 2025	291		154		445
Organic business (2)	23	7.9%	10	6.5%	34	7.6%
Foreign currency translation (3)	(1)	(0.3)%	—	—%	(1)	(0.2)%
Total Revenue growth	$22	7.6%	$10	6.5%	$33	7.4%
Three Months Ended September 30, 2026	$313		$164		$478

(unaudited)	CARFAX		B2B		Total
	$	Change %	$	Change %	$	Change %
Revenue for the Nine Months Ended September 30, 2025	855		449		1,304
Organic business (2)	66	7.7%	26	5.8%	93	7.1%
Foreign currency translation (3)	2	0.2%	2	0.4%	4	0.3%
Total Revenue growth	$68	8.0%	$28	6.2%	$97	7.4%
Nine Months Ended September 30, 2026	$923		$477		$1,401
(1) Numbers may not sum due to rounding.
(2) Represents revenue growth excluding the impact of foreign currency translation.
(3) Represents the difference between current year revenue valued at the actual prior year foreign exchange rates and current year revenue valued at current year foreign exchange rates.
Computation of Free Cash Flow

(unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash provided by operating activities	205	144	394	377
Capital expenditures	(19)	(8)	(31)	(16)
Free cash flow	$186	$136	$363	$361

Exhibit 5
Non-GAAP Financial Measures - Definitions
Organic Constant Currency, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net income, Adjusted
Diluted earnings per share, and Free cash flow
Organic Constant Currency is a non-GAAP measure and is defined as our GAAP revenue adjusted to exclude the impact of foreign currency translation and of acquisitions and divestitures. Adjusted EBITDA is a non-
GAAP measure and is defined as our GAAP net income adjusted to exclude (1) interest expense and other, net,
(2) provisions for income taxes, (3) depreciation and amortization, (4) stock-based compensation, (5)
transaction costs related to the stand-up of the Spin Business in connection with the Separation, and (6)
employee severance charges and other costs that are not representative of the underlying economics of the periods presented. Net income is the most directly comparable GAAP financial measure to Adjusted EBITDA.
Adjusted EBITDA Margin is a non-GAAP measure and refers to Adjusted EBITDA divided by GAAP revenue.
Adjusted Net income is a non-GAAP measure and is defined as our GAAP net income adjusted to exclude (1)
amortization of intangibles, (2) stock-based compensation, (3) separation-related and transaction costs related to the stand-up of the Spin Business in connection with the Separation, (4) employee severance charges and other costs that are not representative of the underlying economics of the periods presented, and (5) tax effects of the adjustments listed above using an assumed effective tax rate. Net income is the most directly comparable GAAP financial measure to Adjusted Net income. Adjusted diluted earnings per share is a non-GAAP measure and refers to diluted earnings per share calculated using Adjusted Net income as opposed to GAAP net income. Free cash flow is a non-GAAP financial measure and reflects our cash provided by operating activities less capital expenditures.
As used herein, the “Spin Business” refers to the business of S&P Global and its subsidiaries with respect to providing analytics, marketing, planning solutions, reports, forecasts and vehicle history data for the automotive sector, which, prior to the Separation, operated under the S&P Global Mobility division.  The term “Separation”
refers to the separation of the Spin Business from S&P Global and the creation of an independent, publicly traded company, Mobility Global.